Exhibit 3.200

NORTH DAKOTA BUSINESS OR FARMING LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION

SECRETARY OF STATE
SFN 58701 (07-2008)

RECEIVED
FEB 04 2009
SEC. OF STATE

FOR OFFICE USE ONLY

ID Number: 25,179,000 LLC	
WO Number: 553319	
Filed: 2-10-09	By: NS

FILING FEE: $ 135.00

ATTACHMENT: Initial Report for Farming or Ranching is required of limited liability companies engaged in farming or ranching.

TYPE OR PRINT LEGIBLY

SEE REVERSE SIDE FOR FEES, FILING AND MAILING INSTRUCTIONS.

The undersigned natural persons of the age of eighteen years or more, acting as organizers, adopt the following Articles of Orgnization according to:

(check one)
- [X] North Dakota Limited Liability Company Act (North Dakota Century Code, Chapter 10-32) (for general business purposes)
- [ ] North Dakota Corporate or Limited Liability Company Farming Act (North Dakota Century Code, Chapter 10-06.1)

Article 1. Name of Limited Liability Company
PSJ Acquisition, LLC

Article 2.A. Name of **commercial** registered agent in North Dakota
C T Corporation System

OR

2.B. Name of **noncommercial** registered agent in North Dakota

NS

2.C. Address of **noncommercial** registered agent in North Dakota: (Street/RR, PO Box, City, State, Zip+4) **May not be only a post office box.**

Article 3. The Limited Liability Company shall be effective
(check one)
- [X] When filed with the Secretary of State
- [ ] Later on ____________ (month, day, year)

Article 4. The existence of the limited liability company shall be perpetual, **OR**

Article 5. Purposes for which the Limited Liability Company is organized are general business purposes, **OR**

Article 6. Other provisions elected for inclusion

Article 7. The name and address of each organizer

NAME	Street/RR PO Box	City	State	Zip+4
E. Brent Hill, Esq.	511 Union Street, Suite 2700	Nashville	TN	37219

"The above named organizers, have read the foregoing Articles of Organization, know the contents, and believe the statements made therein to be true. I further authorize the Secretary of State to correct Articles 2. A. or 2. B. if not correctly reflected."

Signature	Date
E. Brent Hill	February 3, 2009
Signature	Date
Signature	Date

Name of person to contact about this document	E-Mail Address	Daytime telephone # and extension, if any
Ann K. Rich, Paralegal		(615) 850-8745

STATE OF NORTH DAKOTA
Office of Secretary of State
I hereby certify that this is a true and correct copy, consisting of ___ pages as taken from the original on file in this office ... by the ... on ...
A... Jaeger
SECRETARY OF STATE

ND101 - 01/24/2008 C T System Online